UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
DAWSON GEOPHYSICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DAWSON GEOPHYSICAL COMPANY
508 West Wall, Suite 800
Midland, TX 79701
432-684-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 18, 2011

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of the Stockholders of Dawson Geophysical Company will be held at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701 at 10:00 a.m. on January 18, 2011 for the following purposes:

1. Electing Directors of the Company;

2. Considering and voting upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011; and

3. Considering all other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on November 19, 2010, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

DATED this 10th day of December, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

Christina W. Hagan,
Secretary

IMPORTANT

To be sure your shares are represented at the Annual Meeting of Stockholders, please vote (1) by calling the toll-free number (800) 690-6903 and following the prompts; (2) by Internet at http://www.proxyvote.com; or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. Any stockholder granting a proxy may revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and by withdrawing the proxy. You may vote in person at the Annual Meeting of Stockholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, January 18, 2011

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Dawson Geophysical Company (the “Company” or “we”) for use at our Annual Meeting of Stockholders to be held on Tuesday, January 18, 2011 at 10:00 a.m. at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about December 10, 2010.

Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to our Secretary or by attending the meeting and withdrawing the proxy.

PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

1. Electing Directors of the Company;

2. Considering and voting upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011; and

3. Considering all other matters as may properly come before the meeting.

VOTING RIGHTS

Right to Vote and Record Date

Our voting securities consist solely of common stock, par value $0.33 1/3 per share (“Common Stock”).

The record date for stockholders entitled to notice of and to vote at the meeting was the close of business on November 19, 2010, at which time there were 7,902,106 shares of Common Stock entitled to vote at the meeting. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Quorum

Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

Voting at the Annual Meeting

If your shares of Common Stock are registered directly with Mellon Investor Services, you are a “record holder” and may vote in person at the meeting. If you hold your shares through a broker, bank or other nominee, your shares are held in “street name” and you are the “beneficial holder.” If you hold your shares in street name, in order to vote in person at the meeting, you must obtain a proxy from your broker, bank or other nominee.

Voting by Proxy

Whether or not you are able to attend the meeting, we urge you to vote by proxy.

Vote Required

All proposals other than election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Directors are elected by a plurality of votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of votes cast.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors. Cumulative voting for election of directors is not authorized.

With regard to the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and will not be entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters. Brokers and nominees do not have discretionary authority to vote with respect to the election of directors. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter from which the stockholder abstained.

If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A STOCKHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE STOCKHOLDER’S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER “PROPOSAL 1: ELECTION OF DIRECTORS”, FOR THE APPOINTMENT OF KPMG LLP AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 18, 2011

This Proxy Statement and our 2010 Annual Report on Form 10-K are available at: www.dawson3d.com by selecting “Investor Relations” and “2010 Proxy Statement” or “Investor Relations” and “2010 Annual Report.”

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting to be held on January 18, 2011, eight persons are to be elected to serve on our Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the nominees have announced that they are available for election to the Board of Directors. Our nominees for the eight directorships are:

Paul H. Brown
Craig W. Cooper
L. Decker Dawson
Gary M. Hoover, Ph.D
Stephen C. Jumper
Jack D. Ladd
Ted R. North
Tim C. Thompson

For information about each nominee, see “Directors,” below.

Our Board of Directors unanimously recommends that you vote FOR the election of each of the director nominees listed above.

NOMINEES FOR DIRECTORS

Our Board of Directors currently consists of two persons who are employees of the Company and six persons who are not employees of the Company (i.e., outside directors). Set forth below are the names, ages and positions of our nominees for Director.

Name	Age	Position

L. Decker Dawson	90	Chairman of the Board of Directors
Stephen C. Jumper	49	President, Chief Executive Officer and Director
Paul H. Brown	79	Director
Craig W. Cooper	57	Director
Gary M. Hoover, Ph.D.	71	Director
Jack D. Ladd	61	Director
Ted R. North	64	Director
Tim C. Thompson	76	Director

Set forth below are descriptions of the principal occupations during at least the past five years of the Company’s nominees for director.

L. Decker Dawson.  Mr. Dawson founded the Company in 1952. He served as our President until being elected as Chairman of the Board of Directors and Chief Executive Officer in January 2001. In January 2006, Mr. Dawson was reelected as Chairman of the Board of Directors and retired as our Chief Executive Officer. Prior to 1952, Mr. Dawson was a geophysicist with Republic Exploration Company, a geophysical company. Mr. Dawson served as President of the Society of Exploration Geophysicists (1989-1990), received its Enterprise Award in 1997 and was awarded honorary membership in 2002. He was Chairman of the Board of Directors of the International Association of Geophysical Contractors in 1981 and is an honorary life member of such association. He was inducted into the Permian Basin Petroleum Museum’s Hall of Fame in 1997.

Stephen C. Jumper.  Mr. Jumper, a geophysicist, joined our Company in 1985, was elected Vice President of Technical Services in September 1997 and was subsequently elected President, Chief Operating Officer and Director in January 2001. In January 2006, Mr. Jumper was elected President, Chief Executive Officer and Director. Prior to 1997, Mr. Jumper served as our manager of technical services with an emphasis on 3-D processing.

Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President (1991), First Vice President (1992) and as President (1993).

Paul H. Brown.  Mr. Brown has served as one of our directors since September 1999. Mr. Brown, an independent management consultant with various companies since May 1998, was President and Chief Executive Officer at WEDGE Energy Group, Inc. from January 1985 to May 1998.

Craig W. Cooper.  Mr. Cooper was elected as a Director by the Board of Directors on September 28, 2010. Prior to his retirement in April 2010, Mr. Cooper was a Senior Advisor, Seismic at BP p.l.c., in the Unconventional Gas unit from 2008 to 2010. Prior to 2008, Mr. Cooper was the Seismic Program Coordinator, North America at BP p.l.c. for three years, Seismic Technology Advisor for two years and Manager of Seismic Imaging & Operations for four years. Mr. Cooper was employed by BP p.l.c. and its predecessor, Amoco Corporation, for 35 years.

Gary M. Hoover, Ph.D.  Dr. Hoover has served as one of our directors since December 2002. Dr. Hoover, currently an independent consultant, retired from Phillips Petroleum Company in 2002. His responsibilities for the previous ten years with Phillips included geophysical research management, geoscience technology coordination, exploration and production technology consultation and active research into new seismic data acquisition techniques. Dr. Hoover served as Vice President of the Society of Exploration Geophysicists (1990-1991) and received its Life Membership Award in 2000. Dr. Hoover holds a doctorate in physics from Kansas State University.

Jack D. Ladd.  Mr. Ladd has served as one of our directors since March 2008. He is currently the Dean and Professor of Management in the School of Business at the University of Texas of the Permian Basin. From 2004 until 2007, Mr. Ladd held the positions of Assistant Professor in the School of Business and Director of the John Ben Shepperd Public Leadership Institute at the University of Texas of the Permian Basin. Prior to 2004, Mr. Ladd practiced law and was a shareholder of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., a law firm in Midland, Texas. Mr. Ladd is a director of two public corporations other than the Company: Lightbridge Corporation (formerly known as Thorium Power, Ltd.) and Mexco Energy Corporation.

Ted R. North.  Mr. North has served as one of our directors since August 2008. Mr. North was a partner at Grant Thornton LLP from August 1987 until his retirement on July 31, 2008. He served as the Managing Partner and in other positions of responsibility in the Midland, Texas and Oklahoma City offices of Grant Thornton. He is a Certified Public Accountant with over 30 years of public accounting experience.

Tim C. Thompson.  Mr. Thompson has served as one of our directors since 1995. Mr. Thompson, an independent management consultant with various companies since May 1993, was President and Chief Executive Officer of Production Technologies International, Inc. from November 1989 to May 1993.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

“Independent” Directors

Messrs. Brown, Cooper, Hoover, Ladd, North and Thompson qualify as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the members of the Audit Committee of our Board of Directors each qualify as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. The Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, include that the person meets the relevant definition of an “independent” director. Mr. North is the independent director who has been determined to be the audit committee financial expert, based on the Board’s qualitative assessment of Mr. North’s level of knowledge, experience (as described above in his biographical statement) and formal education. The designation does not impose on Mr. North any duties, obligations or liabilities that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and Mr. North’s designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Meetings and Committees of Directors

During the fiscal year ended September 30, 2010, the Board of Directors held seven regularly scheduled meetings. All of the Directors attended these meetings, except one director was absent from one meeting.

Audit Committee.  The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. Brown, Hoover, North and Thompson, all of whom are non-employee directors and “independent”. Mr. North serves as the chairman of the Audit Committee. The functions of the Audit Committee are to determine whether our management has established internal controls which are sound, adequate and working effectively; to ascertain whether our assets are verified and safeguarded; to review and approve external audits; to review audit fees and appointment of our independent public accountants; and to review non-audit services provided by the independent public accountants. The Audit Committee held thirteen meetings during the fiscal year ended September 30, 2010. All members of the Audit Committee attended these meetings, except one member was absent from one meeting.

The Audit Committee operates under a written charter adopted by the Board of Directors that is annually reviewed and approved by the Audit Committee. The charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section. The Audit Committee Report for fiscal year 2010 is included in this Proxy Statement on page 19.

Compensation Committee.  The Compensation Committee is a standing committee of the Board of Directors and currently consists of Messrs. Brown, Hoover, Ladd and Thompson, all of whom are non-employee directors and “independent”. Mr. Hoover serves as the chairman of the Compensation Committee. The primary function of the Compensation Committee is to determine that compensation for our officers is competitive and enables the Company to motivate and retain the talent needed to lead and grow our business. The Compensation Committee held four meetings during the fiscal year ended September 30, 2010. All members of the Compensation Committee attended each meeting. The Compensation Committee Report for fiscal year 2010 is included in this Proxy Statement on page 12.

The Compensation Committee currently operates under a written charter adopted and approved by the Board of Directors on September 28, 2010. The charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

Nominating Committee.  The Nominating Committee is a standing committee of the Board of Directors and currently consists of Messrs. Brown, Hoover and Thompson, all of whom are non-employee directors and “independent”. Mr. Brown serves as the chairman of the Nominating Committee. The Nominating Committee held one meeting during the fiscal year ended September 30, 2010, at which all members of the Nominating Committee were present. The primary function of the Nominating Committee is to determine the slate of Director nominees for election to our Board of Directors. The Nominating Committee considers candidates recommended by our stockholders, directors, officers and outside sources, and considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member with the commitment to acting in the best interests of our Company and our stockholders. The Nominating Committee also gives consideration to having an appropriate mix and diversity of backgrounds, skills and professional experiences on our Board of Directors, the qualifications that the Committee believes must be met by prospective nominees, qualities or skills that the Committee believes are necessary for one or more of our directors to possess and standards for the overall structure and composition of our Board of Directors. The same criteria would be evaluated with respect to candidates recommended by stockholders. While the Nominating Committee may consider diversity among other factors when considering director nominees, it does not have any specific policy with regard to diversity in identifying director nominees.

In accordance with Article II, Section 13 of our Bylaws, stockholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee must submit such nomination to our Secretary for receipt not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders. Pursuant to our bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board of Director membership. We may also require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded.

The Nominating Committee currently operates under a written charter adopted and approved by the Board of Directors on December 3, 2004. The charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

Director Qualifications

The following is a brief discussion of the experience, qualifications, attributes and skills that led us to the conclusion that our nominees for director should serve as directors for the Company: For our Chairman, Mr. Dawson, and our President, Chief Executive Officer, Mr. Jumper, their respective leadership qualities, technical expertise and long experience in the seismic industry. For Mr. Brown, his long experience in the energy field both as an executive officer and as a consultant. For Mr. Cooper, his long experience as an executive in the seismic division of a major oil company. For Mr. Hoover, his long experience in geophysical research and management for a major oil company and his expertise in the geophysical sciences. For Mr. Ladd, his legal and business expertise and his experience as director for other public companies. For Mr. North, his accounting and auditing expertise and experience. For Mr. Thompson, his long experience in the oil and gas drilling and producing industry.

Board Leadership Structure and the Board of Directors’ Role in Risk Oversight

The Board of Directors has no policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors believes that this determination should be based on the composition, skills and experience of the Board of Directors and its members, and governance efficiency. Based on these factors, the Board of Directors has determined that having Mr. Dawson serve as Chairman and Mr. Jumper serve as Chief Executive Officer is in the best interest of the Company at this time, and that such arrangement makes the best use of Mr. Dawson’s unique skills and experience with the Company, as its founder and namesake, and his long experience in the seismic industry as a whole, to act as the representative of the Company.

The Board of Directors is generally responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company’s business and to assess the mitigation of those risks. Management reports either to the Audit Committee or the full Board of Directors, depending on the type of risk involved, regarding the identified risks and the mitigation strategies planned or in place to address such risks.

DIRECTOR COMPENSATION

All of our non-employee directors receive annual compensation of $24,000. Each non-employee director also receives a fee of $2,000 for each regular Board of Directors meeting. In addition, the chairman of the Audit Committee receives an additional fee of $500 per month. In fiscal 2010, each non-employee director also received a stock grant of our Common Stock worth $36,000, except Mr. Cooper, who received a stock grant worth $6,000. We also reimburse reasonable expenses incurred by our directors in attending meetings and other company business. None of the reimbursements for our non-employee directors exceeded the $10,000 threshold in fiscal 2010 and consequently are not included in “Director Compensation for Fiscal 2010” below.

Directors who are also full-time officers or employees of our Company receive no additional compensation for serving as directors. Currently, two members of our Board of Directors, Mr. Dawson and Mr. Jumper, are also executive officers of the Company. As an employee, Mr. Dawson receives a salary and certain other benefits as set forth in the “Director Compensation for Fiscal 2010” table below. Mr. Jumper’s compensation is set forth under “Compensation Discussion and Analysis” and “Executive Compensation,” below.

The table below summarizes the total compensation paid or earned by each of our non-employee directors and Mr. Dawson during fiscal 2010.

Director Compensation For Fiscal 2010

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards(1)(2)	Compensation	Total
Name	($)	($)	($)	($)

L. Decker Dawson	15,080	—	36	15,116
Ted R. North	42,000	36,000	—	78,000
Tim C. Thompson	36,000	36,000	—	72,000
Gary M. Hoover, Ph.D	36,000	36,000	—	72,000
Paul H. Brown	36,000	36,000	—	72,000
Jack D. Ladd	36,000	36,000	—	72,000
Craig W. Cooper	4,000	6,000	—	10,000

(1)	The amounts in this column reflect the dollar amount we recognized as an expense with respect to stock awards for financial statement reporting purposes during the fiscal year ended September 30, 2010, in accordance with ASC 718, “Compensation — Stock Compensation.” These amounts also reflect the grant date fair value of each stock award of $28.69 per share. See Note 7 to our audited financial statements included in our 2010 Annual Report on Form 10-K for the assumptions made in our valuation of these stock awards.

(2)	For fiscal 2010 each non-employee director then serving earned a 1,254-share grant of stock, with the exception of Mr. Cooper, who earned 209 shares from the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan. Mr. Cooper was elected as a director on September 28, 2010. At December 1, 2010, the directors listed in the above table held the following aggregate outstanding shares of Common Stock: Mr. Dawson — 108,192, Mr. Thompson — 8,882, Mr. Brown — 3,882, Mr. Hoover — 7,882, Mr. Ladd — 3,882, Mr. North — 3,882, and Mr. Cooper — 209.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to provide total compensation paid to our executive officers that is fair, reasonable and competitive.

In this compensation discussion and analysis, the executive officers named below who are current employees are referred to as the “Named Executive Officers.”

Stephen C. Jumper	Chief Executive Officer, President
Christina W. Hagan	Chief Financial Officer, Executive Vice President, Secretary
C. Ray Tobias	Chief Operating Officer, Executive Vice President
Howell W. Pardue	Executive Vice President
Kermit S. Forsdick	Senior Vice President

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation for executive officers must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company, reward successful performance and closely align the interests of our executives with the Company. The ultimate objective of our compensation program is to improve stockholder value.

In setting compensation levels, the Compensation Committee evaluates both performance and overall compensation. The review of executive officers’ performance includes a mix of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual and continue to improve the environmental quality of the Company’s services and operations.

In order to continue to attract and retain the best employees, the Compensation Committee believes the executive compensation packages provided to the Company’s executives, including the Named Executive Officers, should include both cash and stock-based compensation.

Except as described below, the Compensation Committee and the CEO do not formally benchmark officer compensation against any peer group and have not directly based their compensation decisions on any peer group.

Compensation Consultant

In past years, the Compensation Committee has not retained any independent compensation consultant to review or advise the Committee on matters related to executive, other employee compensation or any of the particular elements of compensation. However, in late 2009 the Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant to conduct a supplemental compensation review, to benchmark officer compensation against a peer group and to provide guidance to the Compensation Committee on its compensation practices, particularly long-term incentive compensation, for the Named Executive Officers and other employees. In November 2009, Pearl Meyer provided a report to the Compensation Committee regarding our compensation practices. As a result of such report, we did not alter any of our compensation practices described in this proxy or the compensation paid to our officers, including the Named Executive Officer. The Compensation Committee has decided not to continue Pearl Meyer’s engagement at this time.

Competitive Considerations

We believe competition for talented employees goes well beyond the seismic industry to include oil and gas companies, development companies and oilfield service companies. Many of the companies with whom we compete for top level talent are larger and have more financial resources than we do. Both our Compensation Committee and Chief Executive Officer (“CEO”) consider known information regarding the compensation practices of likely competitors, to the extent that such information is available from public sources, to form a general understanding of our competitors’ current compensation practices when reviewing and setting the compensation of all our officers, including the Named Executive Officers.

Role of Chief Executive Officer in Compensation Decisions

On an annual basis, our CEO reviews the performance of each of the other Named Executive Officers and, based on this review, makes recommendations to the Compensation Committee with respect to the compensation of the Named Executive Officers, excluding himself. Our CEO considers internal pay equity issues, individual contribution and performance, competitive pressures and company performance in making his recommendations to the Compensation Committee. The Compensation Committee may accept or adjust such recommendations at its discretion. Except with respect to the profit sharing plan, as described below, the Compensation Committee has the sole responsibility for evaluating the compensation of our CEO.

Establishing Executive Compensation

Consistent with our compensation objectives, the Compensation Committee has structured our annual and long-term incentive-based executive compensation to attract and retain the best talent, reward financial success and closely align executives’ interests with the Company’s interests. In setting the compensation, the Compensation Committee reviews total direct compensation for the Named Executive Officers, which includes salary, annual cash incentives and long-term equity incentives. The appropriate level and mix of incentive compensation is not based upon a formula, but is a subjective determination made by the Compensation Committee.

We do not have a policy of stock ownership requirements. In addition, we do not have any employment contracts or change of control agreements, although equity issued pursuant to our 2006 Stock and Performance Incentive Plan is subject to accelerated vesting as described below in “Potential Payments Upon a Change of Control or Termination.”

The Compensation Committee reviews compensation matters from time to time during the year. The Compensation Committee typically recommends the accrual of amounts for the cash bonus and profit sharing plan shortly prior to or during the first quarter of a fiscal year and then recommends the allocation of the accrued amounts in the first quarter of the following fiscal year. In addition, the Compensation Committee generally performs its annual review of officer salaries during the middle of each fiscal year. In fiscal 2010 there were no cash bonuses or profit sharing awards paid to any Named Executive Officer and there were no increases in officer salaries.

Elements of Compensation

The components of compensation for our Named Executive Officers includes the following elements:

Element	Form of Compensation	Purpose

Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.

Short-Term Incentive	Cash Bonus and Profit Sharing	Create a strong financial incentive for achieving financial success and for the competitive retention of executives.

Long-Term Equity Incentive	Stock Option and Restricted Stock Grants	Provide incentives to strengthen alignment of executive team interests with Company interests, reward long-term achievement and promote executive retention.

Health, Retirement and Other Benefits	Eligibility to participate in plans generally available to our employees, including 401(k); profit-sharing; health; life insurance and disability plans	Plans are part of broad-based employee benefits.

Base Salary

The Compensation Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. We do not have a formal salary program with salary grades or salary ranges. Instead salary increases are awarded periodically based on individual performance, when allowed by economic conditions. The Compensation Committee determines the base salary of each Named Executive Officer based on his or her position and responsibility. During its review of base salaries for executives, the Compensation Committee primarily considers the internal value of the position relative to other positions, external value of the position or comparable position, individual performance and ability to represent our Company’s values. For Named Executive Officers other than the CEO, the Compensation Committee also considers the recommendations of the CEO.

The Compensation Committee typically considers base salary levels annually as part of its review of our performance and from time to time upon a promotion or other change in job responsibilities. As a result of its fiscal 2010 review, there were no salary increases due to the challenging economic conditions during the year.

Short-Term Incentive Compensation

The Named Executive Officers participate in our profit sharing program, along with all other eligible employees. The profit sharing program is designed to award our employees for the financial success of the Company. With respect to each fiscal year, our Board of Directors, acting on the recommendation of our Compensation Committee, determines a pool amount available to be allocated in the first quarter of the following fiscal year to all eligible employees, including the Named Executive Officers. For fiscal 2010, 2009 and 2008, our Board of Directors set the pool at 5% of the pre-tax net income for the applicable fiscal year. Because the Company did not earn a profit during fiscal 2010, there were no profit sharing allocations to any of our employees for fiscal 2010.

In past years, management, pursuant to the guidelines set forth by the Board of Directors, has distributed the pool amount to eligible employees based upon a bonus value consisting of (i) base salary at the time of calculation, times (ii) a seniority factor (which reflects each employee’s length of service with the Company), times (iii) an internal value, or “position code.” Such bonus value would be divided by the aggregate amount of all eligible employees’ bonus values to obtain a “bonus pool pro rata share factor,” which would be used to allocate the bonus pool to each eligible employee on a pro rata basis (with higher bonus pool pro rata share factors receiving a higher percentage of the bonus pool). For instance, the 2009 calculation for Mr. Jumper was $350,000 x 20.829 x 1.25, resulting in a bonus pool pro rata share factor of 0.023. That bonus pool pro rata share factor was multiplied by the aggregate bonus pool of $941,962 to obtain the $21,220 awarded to Mr. Jumper. The position code starts at 1 for all employees and increases pursuant to the internal value of the position up to 1.25 for officers and other key employees. While in recent years, the Company has weighted the three factors comprising the formula equally, management periodically reassesses the formula based on its assessment of the appropriate balance and relevance of the individual factors in order to retain key individuals. The fiscal 2009 and 2008 profit sharing awards paid to our Named Executive Officers are included in the Summary Compensation Table on page 13. The seniority factors of each Named Executive Officer for fiscal 2009 and 2008, respectively, were as follows: Mr. Jumper — 20.829 and 20.545; Ms. Hagan — 19.784 and 19.469; Mr. Tobias — 19.111 and 18.772; Mr. Pardue — 23.004 and 22.772; and Mr. Forsdick — 17.958 and 17.572. Each of the Named Executive Officers had a position code of 1.25 for fiscal 2009 and 2008. There were no profit sharing allocations to any of our employees for fiscal 2010.

In September 2010, our Board of Directors preliminary set the fiscal 2011 allocation for the profit sharing plan at 5% of our pre-tax net income for fiscal 2011. The Company anticipates that the amounts awarded under this profit sharing plan for fiscal 2011 will likely be modest in light of the current economic climate.

We also use short-term incentive compensation in the form of discretionary cash bonuses to meet market and competitive demands. Bonus amounts are based upon a variety of factors including perceived competitive pressures, base salary, internal value of the position and seniority. The fiscal 2008 bonus amounts paid to our Named Executive Officers are included in the Summary Compensation Table on page 13. No discretionary cash bonuses were paid to our Named Executive Officers with respect to fiscal 2010 or 2009.

Long-Term Equity Incentive Compensation

Long-term equity incentives encourage participants to focus on long-term performance and provide an opportunity for executive officers and certain designated key employees to increase their stake in our Company through grants of restricted common stock and stock options. By using a mix of stock options and restricted stock grants, we are able to compensate our Named Executive Officers for sustained increases in our stock performance as well as long-term growth. The Compensation Committee makes the determination whether to grant stock options or restricted stock by weighing the financial effects on the Company and the benefits and drawbacks of each type of award for the Named Executive Officers. Such determination is made at the time of the grant.

During the past few years, we have emphasized grants of restricted stock as our primary long-term equity incentive compensation tool due to our management’s belief that such grants have been the best method of rewarding and retaining the Named Executive Officers.

In fiscal 2010 and 2008, our Compensation Committee approved restricted stock grants to the Named Executive Officers, other officers and certain other employees. In addition to rewarding these individuals for our long-term success and aligning the interests of the Named Executive Officers with the Company, these grants also help us to retain talented employees because the shares cannot be sold during a three-year restricted period. We determine the fair value of the restricted stock by taking the average of the high and low price of our Common Stock on the NASDAQ Globlal Select Market on the date of grant, and we recognize these costs, net of estimated forfeitures, over the vesting period of the restricted stock. The restricted shares granted in fiscal 2010 and 2008 were awarded under our 2006 Stock and Performance Incentive Stock Plan and vest on the third anniversary of the date of grant.

In fiscal 2009, the Compensation Committee decided to award long-term equity incentive compensation in the form of stock option grants to the Named Executive Officers, other officers and certain other employees. For these awards, the exercise price of the stock options equaled the average of the high and low trading price of our Common Stock on the NASDAQ Global Select Market on the date of grant. We have not granted options with an exercise price that is less than the average of the high and low trading price of our Common Stock on the NASDAQ Global Select Market on the date of grant, and we have not made grants with a grant date that occurs before the Board of Directors’ action. We determine the fair value of each stock option on the date of grant using the Black-Scholes option pricing model, and we recognize these costs, net of estimated forfeitures, over the vesting period of the stock options. The stock options granted in fiscal 2009 were awarded under our 2006 Stock and Performance Incentive Stock Plan, vest in equal installments over four years on each anniversary of the date of grant and have a term of ten years from the date of grant. We did not award any stock options in fiscal 2010 or 2008.

Our Compensation Committee recommends to our Board of Directors the equity awards to be made to each Named Executive Officer prior to the grant of such equity awards by the Board of Directors. Although the Compensation Committee does not use a set formula to make these grants, the Compensation Committee generally determines awards based on a number of factors, including the current price of our stock, individual merit, the Company’s overall performance, and the individual’s overall compensation package. The Company’s ultimate goal with any equity award is to align executive interests with Company interests, to reward long-term achievement and to promote retention. Grants of equity may be made at any time during the year, although typically an award is made to each Named Executive Officer at the beginning of each fiscal year. We do not time the release of material non-public information with the purpose of affecting the value of executive compensation.

The following sets forth information regarding our equity incentive plans.

Stock Plans.  We have two equity compensation plans: the 2006 Stock and Performance Incentive Plan (the “2006 Plan”) and the 2004 Incentive Stock Plan (the “2004 Plan”).

The 2006 Plan provides 750,000 shares of authorized but unissued shares of our Common Stock to be awarded to our officers, directors, employees and consultants. These awards can be made in various forms, including options, grants or restricted stock grants. Stock option grant prices awarded under the 2006 Plan may not be less than the fair market value of the Common Stock subject to such option on the grant date and the term of stock options may extend no more than ten years after the grant date. Our Compensation Committee selects the employees and consultants to whom the awards will be granted and determines the number and type of awards to be granted to such individual. Our Board of Directors selects the nonemployee directors eligible to whom awards will be granted and determines the number and type of award to be granted to such individuals. All of our employees, nonemployee directors and consultants are eligible to receive awards under the 2006 Plan. The 2006 Plan has a term of ten years from the date of stockholder approval such that it expires in January 2017.

The 2004 Plan provides 375,000 shares of authorized but unissued Common Stock of the Company. The Company may award stock options under the 2004 Plan. The stock option exercise price is the market value of the Company’s Common Stock at date of grant. Options are exercisable 25% annually from the date of the grant and the options expire five years from the date of grant. The Company may also award stock and restricted stock under the 2004 Plan. Restricted stock vests after three years and is granted at the market value of the Company’s Common Stock on the date of grant. Of the 375,000 shares, up to 125,000 shares may be awarded to officers, directors, and employees of the Company and up to 125,000 shares may be awarded with restrictions for the purpose of additional compensation. Although shares are available under the 2004 Plan, the Company does not intend to issue additional shares from this Plan.

Health, Retirement and Other Benefits

401(k) Plan.  Effective January 1, 2002, we initiated a 401(k) plan as part of our employee benefits package in order to retain quality personnel. This plan is a tax-qualified retirement savings plan under which all employees, including the Named Executive Officers, are able to contribute to the plan the lesser of up to 100% of their annual salary or the limits prescribed by the Internal Revenue Service on a pre-tax basis. During fiscal 2010, we elected to match 100% of employee contributions up to a maximum of 6% of the participant’s gross salary. Our matching contributions for all of our employees during fiscal 2010 were approximately $1,270,000. All contributions to the plan as well as our matching contributions are fully vested upon contribution. Our Board of Directors approved the matching of employee contributions up to a maximum of 6% of gross salary for fiscal 2011.

Health and Life.  We offer major medical, dental and life insurance to all eligible employees. We also provide the following other insurance benefits to the majority of our salaried employees, including the Named Executive Officers:

•	Life insurance — up to two times annual earnings with limitations based on age and a maximum benefit of $400,000; and

•	Long-term disability — 60% of monthly earnings up to $10,000 per month.

Executive Benefits and Perquisites

We provide our Named Executive Officers with perquisites and other personal benefits that are believed to be reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee reviews the levels of these perquisites and other personal benefits provided to the Named Executive Officers on an annual basis.

COMPENSATION COMMITTEE REPORT

To the Stockholders of Dawson Geophysical Company:

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended September 30, 2010.

December 10, 2010	Submitted by the Compensation Committee of the Board of Directors

Gary M. Hoover, Ph.D (Chairman) Paul H. Brown Jack D. Ladd Tim C. Thompson

EXECUTIVE COMPENSATION

The following narrative, tables and footnotes describe the “total compensation” earned during fiscal 2010, 2009 and 2008 by our Named Executive Officers. The total compensation presented below in the Summary Compensation Table does not reflect the actual compensation received by our Named Executive Officers in such fiscal years. The actual value realized by our Named Executive Officers in fiscal 2010 from long-term incentives (in this case, restricted stock) is presented in the Stock Vested table on page 15 of this Proxy Statement. Long-term incentive awards for 2010 are presented in the Grants of Plan-Based Awards table on page 14 of this Proxy Statement.

The individual components of the total compensation reflected in the Summary Compensation Table are broken out below:

Salary — The table reflects base salary earned during 2010, 2009 and 2008. See “Compensation Discussion and Analysis — Elements of Compensation — Base Salary.”

Bonus — In 2008 our Named Executive Officers were awarded a discretionary cash bonus and in 2009 and 2008 our Named Executive Officers participated in our profit sharing plan. See “Compensation Discussion and Analysis — Elements of Compensation — Short-Term Incentive Compensation.”

Stock Awards — The awards disclosed under the heading “Stock Awards” consist of a grant of restricted stock to our Named Executive Officers. Other details about the restricted stock grants are included in the Grants of Plan-Based Awards table on page 14. See also “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Compensation.”

Option Awards — The awards disclosed under the heading “Option Awards” consist of a grant of stock options to our Named Executive Officers. Other details about the stock option grants are included in the Grants of Plan-Based Awards table on page 14. See also “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Compensation.”

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our Named Executive Officers for services to the Company during the fiscal years ended September 30, 2010, 2009 and 2008:

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Stephen C. Jumper	2010	350,000	—	233,000	—	31,818 (5)	614,818
Chief Executive Officer	2009	350,000	21,220	—	283,650	18,090	672,960
and President	2008	322,308	111,716	207,660	—	29,225	670,909

Christina W. Hagan	2010	210,000	—	139,980	—	13,988	363,968
Executive Vice President, Secretary	2009	210,000	12,093	—	189,100	14,088	425,281
and Chief Financial Officer	2008	194,423	70,775	155,745	—	21,332	442,275

C. Ray Tobias	2010	230,000	—	153,978	—	30,093 (5)	414,071
Executive Vice President	2009	230,000	12,794	—	189,100	14,934	446,828
and Chief Operating Officer	2008	209,231	73,061	155,745	—	14,231	452,268

Howell Pardue	2010	173,000	—	—	—	9,298	182,298
Executive Vice President	2009	173,000	11,584	—	—	9,283	193,867
	2008	167,461	69,291	155,745	—	8,927	401,424

Kermit S. Forsdick	2010	196,625	—	130,648	—	10,644	337,917
Senior Vice President	2009	196,625	10,277	—	94,550	10,463	311,915
	2008	178,622	64,459	103,830	—	10,953	357,864

(1)	Includes amounts payable pursuant to our profit-sharing plan and the discretionary cash bonus described above in “Compensation Discussion and Analysis — Elements of Compensation — Short-Term Incentive Compensation.”

(2)	The amounts in this column represent the aggregate grant date fair value of the restricted stock awards granted to the named executive officers during the fiscal year ended September 30, 2010 and September 30, 2008, computed in accordance with ASC Topic 718, except that no assumption for forfeitures was included. For a discussion of valuation assumptions, see Note 7 to our audited financial statements included in our 2010 Annual Report on Form 10-K for the assumptions made in our valuation of the 2010 awards; and see Note 1 to our audited financial statements included in our 2008 Annual Report on Form 10-K for the assumptions made in our valuation of the fiscal 2008 awards.

(3)	The amounts in this column represent the aggregate grant date fair value of the stock awards granted to the named executive officers during the fiscal year ended September 30, 2009 computed in accordance with ASC 718, except that no assumption for forfeitures was included. See Note 7 to our audited financial statements included in our 2009 Annual Report on Form 10-K for the assumptions made in our valuation of the fiscal 2009 stock option awards.

(4)	The amount shown in this column includes the matching contributions under our 401(k) plan for the following Named Executive Officers for fiscal 2010, 2009 and 2008, respectively: Mr. Jumper — $16,484, $16,218 and $15,496; Ms. Hagan — $12,116, $12,274 and $11,665; Mr. Tobias — $13,800 $13,062 and $12,554; Mr. Pardue — $8,650, $8,650 and $8,373; and Mr. Forsdick — $8,800, $8,729, and $9,593.

(5)	The amounts shown for fiscal 2010 include special bonus awards of $13,462 and $14,421, respectively, relating to Mr. Jumper’s 25th anniversary and Mr. Tobias’s 20th anniversary with the Company.

Grants of Plan-Based Awards For Fiscal 2010

The following table reports all grants of plan-based awards made during fiscal 2010 to our Named Executive Officers:

		All Other Stock	Grant Date
		Awards: Number of	Fair Value of
		Shares of Stock	Stock and
	Grant	Or Units	Option Awards
Name	Date	(#)(1)	($)(2)

Stephen C. Jumper	7/26/2010	10,000	233,300
Christina W. Hagan	7/26/2010	6,000	139,980
C. Ray Tobias	7/26/2010	6,600	153,978
Howell W. Pardue	—	—	—
Kermit S. Forsdick	7/26/2010	5,600	130,648

(1)	All grants made to Named Executive Officers in fiscal 2010 were grants of restricted shares made pursuant to the 2006 Plan. These options vest on the third anniversary of the original grant date.

(2)	Represents the aggregate grant date fair value of the award computed in accordance with ASC 718.

For a detailed discussion of each of the awards in the above table and their material terms, refer to “Summary Compensation Table” and “Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation” above.

Outstanding Equity Awards At Fiscal Year End 2010

The following table provides information regarding the value of all unexercised options and unvested restricted stock previously awarded to our Named Executive Officers:

	Option Awards				Stock Awards
					Number of		Market Value
	Number of	Number of			Shares or		of Shares
	Securities	Securities			Units of		or Units
	Underlying	Underlying	Option		Stock That		of Stock
	Unexercised	Unexercised	Exercise	Option	Have Not		That Have
	Options	Options	Price	Expiration	Vested		Not Vested
Name	(#) Exercisable	(#) Unexercisable	($)	Date	(#)		($)(2)

Stephen C. Jumper	3,750	11,250 (1)	18.91	12/2/2018	3,000	(3)	79,950
					10,000	(4)	266,500
Christina W. Hagan	2,500	7,500 (1)	18.91	12/2/2018	2,250	(3)	59,963
					6,000	(4)	159,900
C. Ray Tobias	2,500	7,500 (1)	18.91	12/2/2018	2,250	(3)	59,963
					6,600	(4)	175,890
Howell W. Pardue	—	—	—	—	2,250	(3)	59,963
					—		—
Kermit S. Forsdick	1,250	3,750 (1)	18.91	12/2/2018	1,500	(3)	39,975
					5,600	(4)	149,240

(1)	Shares underlying options that vest in equal installments on 12/02/10, 12/02/11, and 12/02/12.

(2)	The market value was computed by multiplying the closing market price of the Common Stock at fiscal year end 2010 ($26.65) times the number of restricted shares that have not vested.

(3)	Vests in one installment on 06/02/11.

(4)	Vested in one installment on 07/26/2013.

Stock Vested for Fiscal 2010

The following table provides information with respect to the restricted stock held by our Named Executive Officers that vested during fiscal 2010. No stock options held by the Named Executive Officers were exercised during fiscal 2010:

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)

Stephen C. Jumper	6,000	155,940
Christina W. Hagan	4,500	116,955
C. Ray Tobias	4,500	116,955
Howell W. Pardue	4,500	116,955
Kermit S. Forsdick	3,000	77,970

Pension Benefits

Our only retirement plan for our employees, including our Named Executive Officers, is our 401(k) plan. We do not have a pension plan in which our Named Executive Officers are eligible to participate.

Non-Qualified Deferred Compensation

We do not have a non-qualified deferred compensation plan.

Potential Payments Upon A Change Of Control Or Termination

We do not have any employment contracts or change of control agreements. However, the 2006 Plan does permit accelerated vesting of stock awards in the event of a change of control or upon termination of employment as described below.

In the event of a “change of control,” all awards granted under our 2006 Plan immediately vest and become fully exercisable and any restrictions applicable to the award lapse. All stock options and stock appreciation rights will remain exercisable until (a) the expiration of the term of the award or, (b) if the participant should die before the expiration of the term of the award, until the earlier of: (i) the expiration of the term of the award or (ii) two (2) years following the date of the participant’s death. Our 2006 Plan form stock option and restricted stock agreements define a “change of control” as occurring when (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power of the Company’s then outstanding securities; (ii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election unless a majority of the new members of the Board were recommended or approved by majority vote of members of the Board of Directors immediately prior to such stockholders’ meeting; (iii) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former stockholders of the Company prior to such merger or consolidation; or (iv) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

In addition our form stock option and restricted stock agreements also provide for accelerated vesting upon death or disability or if a participant’s employment is terminated by the Company for reasons other than cause. Stock options which are accelerated under this provision may be exercised in whole or in part until their expiration pursuant to the terms of the stock option agreement or the 2006 Plan.

If a change in control or termination of employment as described above were to have occurred as of September 30, 2010, shares of restricted stock and stock options held by our Named Executive Officers would have automatically vested, as follows:

•	Mr. Jumper held 13,000 shares of restricted stock and 11,250 stock options that would have become fully vested as a result of such change in control or termination of employment;

•	Ms. Hagan held 8,250 shares of restricted stock and 7,500 stock options that would have become fully vested as a result of such change in control or termination of employment;

•	Mr. Tobias held 8,850 shares of restricted stock and 7,500 stock options that would have become fully vested as a result of such change in control or termination of employment;

•	Mr. Pardue held 2,250 shares of restricted stock that would have become fully vested as a result of such change in control or termination of employment;

•	Mr. Forsdick held 7,100 shares of restricted stock and 3,750 stock options that would have become fully vested as a result of such change in control or termination of employment.

COMPENSATION POLICIES AND PRACTICES AND RISK MITIGATION

The Compensation Committee periodically reviews the Company’s compensation policies and practices to ensure that they do not encourage excessive risk-taking. The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended September 30, 2010, our Compensation Committee was composed of Messrs. Brown, Hoover, Ladd and Thompson. No member of the Compensation Committee during fiscal 2010 was a current or former officer or employee of the Company or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K as adopted by the SEC. None of our executive officers served on the board of directors or the compensation committee of any other entity, for which any officers of such other entity served either on our Board of Directors or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics, our Audit Committee charter, the procedures described below with respect to director and officer questionnaires and the other procedures described below.

Our code of business conduct and ethics provides that directors, officers, and employees must avoid situations that involve, or could appear to involve, “conflicts of interest” with regard to the Company’s interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees ) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. Conflicts of interest generally interfere with the person’s effective and objective performance of his or her duties or responsibilities to the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:

•	a director, officer or employee or members of their immediate family, receive improper personal benefits because of their position with the Company;

•	the Company gives loans, or guarantees obligations of directors, officers, employees or their immediate family members; or

•	the director, officer, employee or their immediate family members use Company property or confidential information for personal use.

Our Audit Committee also has the responsibility, according to its charter, to review, assess and approve or disapprove conflicts of interest and related-party transactions.

Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual general meeting of members. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our Proxy Statement or Annual Report.

In addition, we annually review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our Proxy Statement or Annual Report.

Based on these reviews, our Board of Directors has determined that the Company did not engage in any transactions during the fiscal year ended September 30, 2010 with related persons which would require disclosure under Item 404 of Regulation S-K as adopted by the SEC, and there are currently no such proposed transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding securities authorized for issuance under our equity compensation plans as of September 30, 2010. See information regarding material features of the plans in Note 7, “Stock-Based Compensation” to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Number of
Securities Remaining
Available for
Future Issuance
	Number of		Under Equity
	Securities to		Compensation Plans
	be Issued	Weighted-Average	(Excluding
	Upon Exercise	Exercise Price of	Securities
	of Outstanding	Outstanding	Reflected in
	Options	Options	Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	151,000	$18.91	694,860 (1)
Equity compensation plans not approved by security holders	—	—	—
Total	151,000	$18.91	694,860 (1)

(1)	Although 238,550 shares are available to be issued under the 2004 Incentive Stock Plan, the Company does not intend to grant additional shares from this Plan. There are 456,310 shares available to be issued under the 2006 Stock and Performance Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of November 19, 2010, by each of our Directors and executive officers and by all executive officers and Directors as a group.

	Amount and
	Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership		Class(1)

SECURITY OWNERSHIP OF 5% HOLDERS
BlackRock, Inc.	559,310	(2)	7.16%
Dimensional Fund Advisors LP	411,170	(3)	5.27%
SECURITY OWNERSHIP OF MANAGEMENT
L. Decker Dawson	108,192	(4)	1.37%
Christina W. Hagan	57,774	(5)(6)	*
Stephen C. Jumper	52,302	(5)(6)	*
C. Ray Tobias	34,750	(5)(6)	*
Howell W. Pardue	13,375	(6)	*
Kermit S. Forsdick	13,100	(5)(6)	*
Tim C. Thompson	7,628		*
Gary M. Hoover, Ph.D	6,628		*
Paul H. Brown	2,628		*
Jack D. Ladd	2,628		*
Ted R. North	2,628		*
Craig W. Cooper	—
All directors and executive officers as a group (12 persons)	301,633		3.82%

*	Indicates less than 1% of the outstanding shares of Common Stock.

(1)	As of November 19, 2010, there were 7,902,106 shares of Common Stock issued and outstanding. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2)	As reported on Schedule 13G filed with the SEC on December 31, 2009. The filing person’s address is 40 East 52nd Street, New York, NY, 10022.

(3)	As reported on Schedule 13G filed with the SEC on February 10, 2010. The filing person’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(4)	Mr. Dawson’s shares are held as an individual and through a revocable trust.

(5)	Includes shares subject to options exercisable within 60 days of the record date as follows: Mr. Jumper — 7,500 shares; Ms. Hagan — 5,000 shares; Mr. Tobias — 5,000 shares; Mr. Forsdick — 2,500 shares.

(6)	Includes shares attributable to restricted Common Stock, as follows: Mr. Jumper — 13,000 shares; Ms. Hagan — 8,250 shares; Mr. Tobias — 8,850 shares; Mr. Pardue — 2,250 shares; Mr. Forsdick — 7,100 shares. The restricted stock is subject to forfeiture and may not be sold or transferred during the three-year vesting period. Holders of shares of restricted stock have the right to vote.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has selected KPMG LLP for appointment as our independent registered public accounting firm for the fiscal year ending September 30, 2011, subject to ratification by the stockholders. KPMG LLP served as our independent registered public accountants for the fiscal year ended September 30, 2010. Representatives of KPMG LLP are expected to be present at the Annual Meeting of stockholders to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Our Board of Directors unanimously recommends that you vote FOR the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 30, 2011.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees.  The aggregate fees billed for the fiscal years 2010 and 2009 for professional services rendered by the principal independent accountant, KPMG LLP, for the audit of our annual financial statements, review of our quarterly reports on Form 10-Q and audit of our internal controls over financial reporting, were $424,069 and $411,524, respectively.

Audit-Related Fees.  The aggregate fees billed for fiscal years 2010 and 2009 for professional services rendered by the principal independent accountant, KPMG LLP, for Audit-Related Fees were $0 and $10,000, respectively. In 2009, KPMG LLP provided services related to the filing of a Form S-3 with respect to filing of a shelf registration statement with the SEC covering the periodic offer and sale of up to $100.0 million in debt securities, preferred and common stock and warrants.

Tax Fees.  There were no fees billed in each of the last two fiscal years for tax services provided by the principal independent accountant, KPMG LLP.

All Other Fees.  The aggregate fees billed in fiscal year 2010 for products and services provided by the principal independent accountant, KPMG LLP, were $69,489 for due diligence work. There were no other fees billed in fiscal year 2009 other than those reported under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

The Audit Committee’s policy on pre-approval of fees and other compensation paid to the independent registered accounting firm requires the Chairman of the Audit Committee to sign all engagement letters of the principal independent accountant prior to commencement of any services. All fees paid in 2010 were approved in accordance with these procedures. All of the work performed in auditing our financial statements for the last two fiscal years by the principal independent accountants, KPMG LLP, has been performed by their full-time, permanent employees.

AUDIT COMMITTEE REPORT

To the Stockholders of Dawson Geophysical Company:

It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company’s financial statements. In keeping with this goal, the Board of Directors adopted a written charter, which is posted on the Company’s website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section. The Audit Committee is satisfied with the adequacy of the charter based upon its evaluation of the charter during fiscal 2010. The Audit Committee met thirteen times during fiscal 2010. The members of the Audit Committee are independent directors.

The Audit Committee oversees the Company’s financial reporting process on behalf of the entire Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report and to assist the Board of Directors with oversight of the following:

•	integrity of the Company’s financial statements;

•	compliance by the Company with standards of business ethics and legal and regulatory requirements;

•	qualifications and independence of the Company’s independent auditors; and

•	performance of the Company’s independent auditors.

The audit committee does not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles with management and the independent accountants. The Audit Committee (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended September 30, 2010 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance,” as currently in effect; and (iii) received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with the Company’s independent auditors the independent auditors’ independence.

Audit and audit-related fees billed to the Company by KPMG LLP during the Company’s 2010 fiscal year for the audit of the Company’s annual financial statements, the review of those financial statements included in the Company’s quarterly reports of Form 10-Q and the audit of our internal controls over financial reporting totaled approximately $493,558.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for fiscal 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Submitted by the Audit Committee of the Board of
  Directors

Ted R. North (Chairman)
Paul H. Brown
Gary M. Hoover, Ph.D
Tim C. Thompson

December 10, 2010

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation.

To our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, during the fiscal year ended September 30, 2010, our directors, officers and beneficial owners of more than 10% of Common Stock complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The next Annual Meeting of the Company’s stockholders is expected to be held on January 24, 2012. Stockholders may submit proposals appropriate for stockholder action at the next Annual Meeting consistent with the regulations of the Securities and Exchange Commission. If a stockholder desires to have such proposal included in the Proxy Statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, Attention: Ms. Christina W. Hagan, Secretary, no later than August 12, 2011.

In addition, our Bylaws establish advance notice procedures with regard to certain matters, including stockholder proposals not included in our Proxy Statement, to be brought before an Annual Meeting. In general, our corporate secretary must receive notice of any such proposal not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (in the case of the next Annual Meeting, not before September 20, 2011 and not later than October 20, 2011) at the address of our principal executive offices shown above. Such notice must include the information specified in Article II, Section 14 of our Bylaws.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684-3000. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2010 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.

OTHER MATTERS

We know of no other business which will be presented at the Annual Meeting other than as explained herein. Our Board of Directors has approved a process for collecting, organizing and delivering all stockholder communications to each of its members. To contact all directors on the Board of Directors, all directors on a committee of the Board of Directors or an individual member or members of the Board of Directors, a stockholder may mail a written communication to: Dawson Geophysical Company, Attention: Secretary, 508 West Wall, Suite 800, Midland, Texas 79701. All communications received in the mail will be opened by our Secretary, Christina W. Hagan, for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of stockholder communications to the Board of Directors will be promptly relayed to the appropriate members. We encourage all members of the Board of Directors to attend the Annual Meeting of Stockholders, although we have no formal policy requiring attendance. All nominees for election to the Board of Directors, other than Mr. Cooper (who was not a member of the Board of Directors at such time), attended last year’s Annual Meeting.

On November 23, 2010, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended September 30, 2010. The Annual Report on Form 10-K has been provided concurrently with this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.dawson3d.com, or (3) by writing to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684-3000. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THE COMPANY

You can learn more about the Company and our operations by visiting our website at www.dawson3d.com. Among other information we have provided there, you will find:

•	The charters of each of our standing committees of the Board of Directors;

•	Our code of business conduct and ethics;

•	Information concerning our business, recent news releases and filings with the SEC; and

•	Information concerning our Board of Directors and stockholder relations.

For additional information about the Company, please refer to our 2010 Annual Report, which is being mailed with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Christina W. Hagan,
Secretary

DAWSON GEOPHYSICAL COMPANY
508 WESTWALL, SUITE 800
MIDLAND, TX 79701-5010
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends a vote FOR the following:
	☐	☐	☐
1. Election of Directors Nominees

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 Paul H. Brown	02 Craig W. Cooper	03 L. Decker Dawson	04 Gary M. Hoover	05 Stephen C. Jumper
06 Jack D. Ladd	07 Ted R. North	08 Tim C. Thompson

The Board of Directors recommends a vote FOR the following proposal:	For	Against	Abstain

2 Proposal to ratify appointment of KPMG LLP as the Company’s Independent registered public accounting firm for the fiscal year ending September 30, 2011.	☐	☐	☐
NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company for the Annual Meeting to be held on January 18, 2011. Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc., should give full title as such. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting the persons name in this proxy will vote in their discretion.

For address change/comments, mark here.	☐
(see reverse for instructions)
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

DAWSON GEOPHYSICAL COMPANY
Annual Meeting of Shareholders
January 18, 2011 10:00 AM
This proxy is solicited on behalf of the Board of Directors
508 West Wall, Suite 800
Midland, TX 79701
432-684-3000
The stockholder(s) hereby appoint(s) L. Decker Dawson and Tim C. Thompson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dawson Geophysical Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M., Central Time on January 18, 2011, at the Petroleum Club of Midland, Midland, Texas, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.
PLEASE MARK , SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side